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                                                                  Exhibit 23.1



                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 23, 1999, relating to the consolidated financial statements, which appears in Agilent Technologies, Inc.'s Annual Report on Form 10-K for the year ended October 31, 1999.


/s/ PricewaterhouseCoopers LLP

San Jose, California
September 28, 2000